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                                                                 EXHIBIT 99.1



PROXY                                                               PROXY
                     TUMBLEWEED COMMUNICATIONS CORP.
                             700 SAGINAW DRIVE
                     REDWOOD CITY, CALIFORNIA 94063

           SPECIAL MEETING OF STOCKHOLDERS -- JANUARY 31, 2000

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Jeffrey C. Smith and Joseph C. Consul, and each of them, true and lawful agents and proxies to the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock that the undersigned is entitled to vote at the special meeting of stockholders of Tumbleweed Communications Corp., to be held on January 31, 2000, and at any and all adjournments and postponements thereof.

        This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO VOTE IS SPECIFIED, HOWEVER, THIS PROXY WILL BE VOTED FOR PROXY ITEM NO. 1. This proxy grants discretionary authority to vote in accordance with the best judgment of the named proxies on other matters that may properly come before the special meeting.

        Please mark this proxy card, fill in the date, sign on the reverse side and return promptly using the enclosed envelope. No postage is necessary if mailed in the United States.

(CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE)

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                                                     /x/ Please mark your votes
                                                             as in this example
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE FOR
PROXY ITEM NO. 1:

1.      To authorize the issuance of common stock of Tumbleweed
        Communications Corp. pursuant to the Agreement and Plan of Merger, dated as of November 18, 1999, by and between Tumbleweed
        Communications Corp., Keyhole Acquisition Corp. and Worldtalk Communications Corporation.


                FOR             AGAINST         ABSTAIN
                [ ]             [ ]             [ ]



       Signature(s)_____________________________   Dated: _______________, 2000

                   _____________________________

        Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority should sign. If a corporation, the signature should be that of an authorized person who should also state his/her title.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.